Exhibit 99.1

news release
Contacts: Phoenix Technologies Ltd. Randall Bolten, SVP & CFO 408-570-1000 Investor_Relations@phoenix.com	Sapphire Investor Relations, LLC Erica Mannion 408-570-1319 Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Fiscal Fourth Quarter

& Year End Financial Results

Continued Sequential Growth in New Businesses

SAN JOSE, CA: October 23, 2003 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the company driving the global core system software standard in PC systems and connected digital devices for nearly 25 years, today reported its fourth quarter and year end financial results.

For the fiscal quarter ended September 30, 2003, the Company announced revenue of $21.3 million, an operating loss of $2.7 million, and a net loss of $3.6 million, or $0.15 per diluted share. Excluding the $2.8 million restructuring and special charges, the Company achieved breakeven on an operating basis. Revenue from the new businesses – applications, and industrial and consumer devices – accounted for 30% of total revenues and grew 51% sequentially.

For the fiscal year ended September 30, 2003, revenue was $85.4 million, operating loss was $15.1 million, and net loss was $26.7 million, or $1.09 per diluted share.

The Company’s cash and short–term investments, as of September 30, were $47.2 million. No shares were repurchased during the quarter.

“This is the fourth consecutive quarter of growth in the important strategic area of our new businesses. We are encouraged by this continued momentum and the acceptance of the cME (Core Managed Environment) platform by our major customers and system builder partners,” said Albert E. Sisto, Chairman, President and CEO. “We believe that cME is critical to our strategic relationship with Microsoft as it greatly enhances system software for servers, PCs, and consumer devices,” continued Sisto.

The Company will conduct its regularly scheduled Fourth Quarter & Year End earnings conference call on Thursday, October 23, 2003 at 1:30 p.m. PDT. Interested parties are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available at approximately 4:00 p.m. PDT. The web cast replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours following the conclusion of the call. The audio replay will be available until October 29 at 8:59 p.m. PT and can be accessed by dialing 800-642-1687 and entering conference number 2858253.

About Phoenix

Founded in 1979, Phoenix Technologies (NASDAQ: PTEC) helped launch the digital revolution when it created the industry’s leading machine-independent BIOS software, which ships in more than 100 million new systems each year. Phoenix continues to leverage that core-level experience to develop many other vital solutions at multiple points in the foundation of PCs and other digital devices. Today, Phoenix solutions activate, secure, connect, and recover the world’s best-known systems. These solutions operate from a Core Managed Environment (cME), where they’re built in and protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in San Jose, Calif. USA (Silicon Valley), with offices in global business and technology centers. For more information about Phoenix Technologies, visit our Web site at http://www.phoenix.com/

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed November 25, 2002 and Form 10-Q filed on August 14, 2003.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(audited)

	September 30,
	2003	2002
Assets
Current assets:
Cash and short-term investments	$47,246	$76,312
Accounts receivable, net	22,761	14,612
Other current assets	7,773	7,174

Total current assets	77,780	98,098

Property and equipment, net	7,131	8,212
Computer software costs, net	11,275	14,628
Goodwill and intangible assets, net	13,440	13,600
Other assets	6,837	18,748

Total assets	$116,463	$153,286

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,392	$1,691
Accrued compensation and related liabilities	7,669	7,670
Deferred revenue	3,296	4,180
Income taxes payable	4,185	8,620
Other accrued liabilities	6,066	4,442

Total current liabilities	22,608	26,603

Long-term obligations	2,464	726

Total liabilities	25,072	27,329

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	31
Additional paid-in capital	179,055	177,801
Retained earnings	4,344	30,998
Accumulated other comprehensive loss	(1,596)	(2,127)
Less: Cost of treasury stock	(90,443)	(80,746)

Total stockholders’ equity	91,391	125,957

Total liabilities and stockholders’ equity	$116,463	$153,286

Phoenix Technologies Ltd

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(audited)

	Three months ended September 30,		Twelve months ended September 30,
	2003	2002	2003	2002
Revenues	$21,262	$15,341	$85,408	$93,080
Cost of revenues	3,998	3,822	17,170	13,907

Gross Margin	17,264	11,519	68,238	79,173

Operating expenses:
Research and development	6,180	7,488	27,064	30,170
Sales and marketing	7,869	8,842	33,246	34,323
General and administrative	3,061	3,383	13,896	14,054
Amortization of goodwill and acquired intangible assets	17	585	70	2,322
Stock-based compensation	98	116	290	459
Restructuring and related charges	2,779	(460)	8,793	3,465

Total operating expenses	20,004	19,954	83,359	84,793

Income (loss) from operations	(2,740)	(8,435)	(15,121)	(5,620)
Interest and other income, net	(434)	476	20	590

Income (loss) from continuing operations before income taxes	(3,174)	(7,959)	(15,101)	(5,030)
Income tax expense (benefit) from continuing operations	406	(2,623)	11,553	(1,710)

Income (loss) from continuing operations	(3,580)	(5,336)	(26,654)	(3,320)

Discontinued operations:
Loss from insilicon, net of income taxes	—	4,090	—	(1,570)

Net Income (loss)	$(3,580)	$(1,246)	$(26,654)	$(4,890)

Earnings per share:
Basic
Income (loss) from continuing operations	$(0.15)	$(0.20)	$(1.09)	$(0.13)
Discontinued operations	$—	$0.16	$—	$(0.06)

Net income (loss)	$(0.15)	$(0.05)	$(1.09)	$(0.19)

Diluted
Income (loss) from continuing operations	$(0.15)	$(0.20)	$(1.09)	$(0.13)
Discontinued operations	$—	$0.16	$—	$(0.06)

Net income (loss)	$(0.15)	$(0.05)	$(1.09)	$(0.19)

Shares used in earnings per share calculation:
Basic	24,280	26,297	24,467	25,852
Diluted	24,280	26,297	24,467	25,852

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(audited)

	Year ended September 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$(26,654)	$(4,890)
Reconciliation to net cash provided by (used in) operating activities:
Net income (loss) from discontinuing operations	—	6,851
Gain from sale of discontinued ops	—	(5,281)
Depreciation and amortization	8,065	10,416
Stock-based compensation	290	459
Gain from sale of investment	—	(161)
Loss from disposal of fixed assets	65	351
Deferred income tax	12,537	(5,852)

Change in operating assets and liabilities:
Accounts receivable	(8,149)	5,030
Receivables from affiliates	—	1,083
Prepaid royalties and maintenance	1,915	(3,592)
Other assets	(2,404)	755
Accounts payable	(299)	(656)
Accrued compensation and related liabilities	(1)	(457)
Deferred revenue	(884)	1,966
Income taxes	(4,614)	1,870
Accrued restructuring charges	3,397	—
Other accrued liabilities	(384)	697

Net cash provided by (used in) operating activities—continuing operations	(17,120)	8,589
Net cash provided by (used in) operating activities—discontinuing operations	—	(5,854)

Net cash provided by (used in) operating activities	(17,120)	2,735

Cash flows from investing activities:
Proceeds from sale of investments	354,202	112,743
Purchases of investments	(323,691)	(160,472)
Purchases of property and equipment	(3,744)	(3,899)
Proceeds from divestitures	—	41,374
Acquisition of businesses, net of cash acquired	—	(7,353)

Net cash provided by (used in) investing activities—continuing operations	26,767	(17,607)
Net cash provided by (used in) investing activities—discontinuing operations	—	(2,457)

Net cash provided by (used in) investing activities	26,767	(20,064)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	964	5,612
Repurchase of common stock	(9,697)	(1,006)

Net cash provided by (used in) financing activities—continuing operations	(8,733)	4,606
Net cash provided by (used in) financing activities— discontinuing operations	—	950

Net cash provided by (used in) financing activities	(8,733)	5,556

Effect of exchange rate changes on cash and cash equivalents	531	(237)

Net increase (decrease) in cash and cash equivalents	1,445	(12,010)
Change in cash and cash equivalents, discontinued operations	—	7,122
Cash and cash equivalents at beginning of period	25,156	30,044

Cash and cash equivalents at end of period	$26,601	$25,156